                                                                            Page


MEMORANDUM OF AGREEMENT made as of the ________ day of ____________________, 1996.

                                    B E T W E E N:


                                BASIC U.S. REIT, INC.,
                a corporation incorporated under the laws of Maryland,

                      (hereinafter referred to as the "COMPANY")
                                  OF THE FIRST PART;


                                       - and -

                                BASIC ADVISORS, INC.,
                a corporation incorporated under the laws of Delaware,

                      (hereinafter referred to as the "ADVISOR")

                                  F THE SECOND PART.


         WHEREAS shares of common stock in the Company are to be offered to the public pursuant to a prospectus (the "PROSPECTUS") dated the date hereof;

         AND WHEREAS the Company will require investment advice with respect to the investment of its assets in permitted real property investments and the management thereof;

         AND WHEREAS the Advisor has agreed to provide such investment and management advice to the Company;

         NOW THEREFORE THIS INDENTURE WITNESSETH THAT in consideration of the respective covenants and agreements herein contained, the parties hereby agree as follows:

                                      ARTICLE 1
                                APPOINTMENT OF ADVISOR

         1.01 The Advisor is hereby appointed to provide investment management, administrative, bookkeeping, reporting, accounting and clerical services and advice to the Company. The Advisor accepts such appointment and acknowledges that it is familiar with the terms and provisions of the Prospectus and the constating documents and by-laws of the Company and agrees to act in accordance therewith and in accordance with the terms of this Agreement in a competent, honest, fair, diligent and efficient manner, in good faith and to the best of its ability in the best interests of the Company. Furthermore, the Advisor agrees that it shall devote such time and attention as may be required to fulfil its obligations hereunder.

                                      ARTICLE 2
                                DUTIES OF THE ADVISOR

         2.01 Subject to the exclusive and overriding authority of the directors of the Company to manage the business and affairs of the Company, the Advisor hereby agrees that it shall:

         a) provide or arrange for the provision of research and other data in connection with the Company's investments and investment policies;

         b) act as the Company's real property investment manager and consultant, and in so doing make recommendations to the board of directors of the Company with respect to the acquisition and disposition of investments, perform or arrange for the performance of such inspections and investigations in connection therewith as are deemed appropriate and, upon request of the board of directors of the Company, supervise closings in respect thereof;

         c) from time to time arrange for mortgage financing on behalf of the Company for its real property investments provided the Advisor may retain mortgage brokers at the expense of the Company and with the consent of the board of directors of the Company to assist in the arrangement of such mortgage financing.

         d) obtain and review appraisal reports and title opinions or reports from counsel in connection with real property investments made or proposed to be made by the Company, review property location, the building and its physical characteristics, the relevant rental market, financial and character data relating to the property and the vendor or purchaser, applicable environmental, zoning and other governmental regulations, the character of tenant mix and quality of tenants, insurance coverage, the long term anticipated total return to the Company and other factors in connection with the Company's investments;

         e) supervise the performance of all property management, maintenance and other customary services related to the ownership of the Company's real estate investments;

         f)   manage the Company's short-term investments;

         g) supervise the performance of the day-to-day administrative functions in connection with the management of the Company;

         h) deal with, retain or employ other persons on behalf of the Company in connection with its investments, including solicitors, consultants, property managers, leasing agents, finders, lenders, brokers, insurers, banks, builders, developers and other investment participants;

         i) arrange for the provision to the Company of any information required in order to report to shareholders;

         j)   arrange for the preparation of budgets;

         k) arrange for the provision to the Company of such services by others, as the board of directors may reasonably request in connection with the activities of the Company; and

         l) from time to time, report to the board of directors with respect to its performance of the foregoing services.


                                      ARTICLE 3
                                  FEES AND EXPENSES

         3.01 The Company shall pay to the Advisor an annual fee based upon a percentage of Share Capital (as hereinafter defined) determined as follows:

                                       SHARE CAPITAL                 RATE
                                        -------------                 ----
    On the first                       $35 Million                   1.5%

    On the amount over $35 Million
     and up to                         $125 Million                  1.25%

    On the amount over $125 Million
    and up to                          $200 Million                  1.00%

    On the amount in excess
    of                                 $200 Million                  0.75%


The fee payable pursuant to this Section 3.01, shall be calculated and paid in monthly instalments in arrears, at one-twelfth (1/12) of the annual fee on the fifteenth (15th) day of each month based upon the Share Capital on the last day of the previous month. For the purposes hereof, Share Capital shall be the aggregate of the proceeds received by the Company for all issued and outstanding shares in the capital of the Company from time to time after deducting any direct costs or expenses paid by the Company for the issuance of such shares (including any agency commissions).


         3.02 On the date of the closing of the disposition by the Company or any subsidiary of the Company, of any real property or any interest in real property, the Company shall pay to the Advisor a disposition fee equal to one-quarter percent (0.25%) of the sale proceeds from the disposition of such real property, all subject to the following rules:

         a) in determining sale proceeds of any property, any mortgage assumed or taken back on sale shall be included in the sale proceeds on the basis of the actual indebtedness owing thereunder as of the date of the closing of the sale;

         b) in determining sale proceeds of any property, there shall be no deduction from the sales proceeds for, any out of pocket costs incurred by the Company in connection with the relevant disposition including, without limitation, legal fees and disbursements, registration and filing fees, sales taxes, real estate commissions or other disposition fees;

         c) for the purposes of this Section 3.02, sale proceeds shall include the receipt of compensation for the expropriation of any real property of the Company or any subsidiary of the Company or any part thereof or interest therein, and the recovery of damage awards or insurance proceeds not required to repair or reconstruct the damaged assets (other than business or rental interruption insurance proceeds) in respect thereof; and

         d) except as provided herein, if any uncertainty or difference between the Company and the Advisor arises in determining any amount payable under this Section, advice (which shall not be binding) shall be sought from the auditors of the Company.

         3.03 On the date of the closing of the purchase by the Company or any subsidiary of the Company, of any real property or any interest in real property, the Company shall pay to the Advisor, an acquisition fee equal to one and one-half percent (1.5%) of the cost of such real property to the Company or its subsidiary all subject to the following rules:

         a) the cost of any property shall be comprised of the purchase price to the Company on the date of closing of the purchase without including ancillary expenses such as legal fees and disbursements, registration and filing fees, sales taxes, or other acquisition fees;

         b) in determining the cost of any property, any mortgage assumed on purchase or given back on purchase or granted on purchase shall be included in the cost on the basis of the actual indebtedness owing thereunder as of the date of the closing of the purchase; and

         c) except as provided herein, if any uncertainty or difference between the Company and the Advisor arises in determining any amount payable under this Section, advice (which shall not be binding) shall be sought from the auditors of the Company.

         3.04 On the date of the completion of any financing or refinancing by the Company or any subsidiary of the Company of any real property or any interest in real property, the Company shall pay to the Advisor a financing fee equal to one-quarter percent (0.25%) of the principal amount of the financing or refinancing arranged, renewed, extended or increased in respect of any real property of the Company or any subsidiary of the Company, whether the financing is secured by a mortgage or mortgages on the real property, a debenture or debentures on the real property, personalty or otherwise.

         3.05 The Advisor shall be responsible for the employment expenses of its personnel, rent and other office expenses and miscellaneous administrative expenses relating to the performance of its functions under this Agreement.

         3.06 The Company shall be responsible for all of the expenses of the Company and any subsidiary of the Company and all expenses incurred by the Advisor in the performance of its duties in accordance herewith (other than expenses to be paid by the Advisor pursuant to Section 3.05), including without limiting the generality of the foregoing, the following:

         a)   interest and other costs of borrowed money;

         b)   taxes and assessments on real property and income, if applicable;

         c) fees and expenses of lawyers, accountants, appraisers, property managers and other agents or consultants employed by or on behalf of the Company;

         d)   fees and expenses of the directors and officers of the Company;

         e)   expenses of managing, leasing and maintaining real property;

         f)   expenses of servicing mortgages;

         g) insurance as required, including liability insurance for directors and officers of the Company;

         h) expenses in connection with distributions to shareholders of the Company;

         i)   expenses of maintaining the books and records of the Company;

         j) expenses in connection with communications to shareholders of the Company and other bookkeeping and clerical work necessary in maintaining relations with shareholders;

         k) registration, custodial, administrative and other fees and expenses in connection with the securities of the Company;

         l) all fees and expenses in connection with the acquisition, disposition and ownership of its investments, including property management fees;

         m) all fees and expenses of listing and maintaining the listing of the securities of the Company on any exchange;

         n) all fees and expenses of the registrar and transfer agent appointed by the Company for the shares of the Company;

         o) all fees and expenses of the Company complying with applicable securities legislation;

         p) all fees and expenses incurred by the Advisor in performing any of the services required of it hereunder other than those set out in Section 3.05; and

         q) all other expenses not specifically assumed by the Advisor hereunder.

         3.07 Except for property management services, where any of the services to which the expenses referred to in Section 3.06 relate are performed by the Advisor or its affiliates, the Advisor or such affiliates shall only be compensated for its or their reasonable expenses directly incurred in performing such services (other than expenses to be paid by the Advisor pursuant to Section 3.05). If and to the extent that the Advisor or any person affiliated with the Advisor shall render services to the Company at the request of the Company in addition to those specifically required to be rendered under this Agreement, such services will be compensated separately on the basis of fees at least as favourable to the Company as those then generally charged for comparable services and activities.

         3.08 Any proposed change in the amount or basis or calculation of fees and other expenses provided hereunder which would or could result in an increase in charges to the Company may only be made if approved by the Advisor, the board of directors of the Company and, if required by law, a majority of the votes cast at a meeting of the shareholders.

         3.09 The Company shall forthwith reimburse the Advisor for all costs, charges and expenses properly incurred by the Advisor on behalf of the Company or any of its subsidiaries in the ordinary course of the business of the Company and its subsidiaries and not specifically agreed to be borne by the Advisor hereunder.

                                      ARTICLE 4
                                  TERM OF AGREEMENT

         4.01 This Agreement shall continue in full force and effect for a period of five (5) years from the date hereof; provided, however, notwithstanding the foregoing, upon the expiry of the original term, this Agreement shall, subject to Section 4.05, be renewed thereafter for further periods of five (5) years upon the approval of a majority of the directors of the Company, including a majority of the independent directors of the Company, and a majority of the votes cast at a meeting of shareholders of the Company held prior to the expiration of the initial term or renewal term (as the case may be).

         4.02  If and whenever:

         a) the Advisor shall commit a material breach of any of the material terms, covenants or conditions of this Agreement and within thirty (30) days after written notice of such breach is given by the Company to the Advisor, such breach shall not be cured or the Advisor fails to commence to cure any such breach and fails to continue to use its reasonable best efforts to cure such breach thereafter;

         b) a decree or order by a court having jurisdiction in the matter shall have been entered for relief in respect of an involuntary bankruptcy, or adjudging the Advisor bankrupt or insolvent, or approving as properly filed, a petition seeking reorganization under applicable bankruptcy law, and such decree shall have continued, undischarged, undismissed or unstayed for a period of ninety (90) consecutive days; or a decree or order of a court having jurisdiction in the matter for the appointment of a receiver, liquidator or trustee or assignee or custodian, or sequestrator (or similar official) in bankruptcy or insolvency of the Advisor or for any substantial part of the Advisor's property, or for the winding up or liquidation of the Advisor's affairs shall have been entered and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of ninety (90) consecutive days;

         c) the Advisor shall institute proceedings to be adjudicated a voluntary bankrupt or insolvent or shall consent to the filing of a bankruptcy or insolvency proceeding against it, or shall file a petition or answer or consent seeking relief, or shall commence a voluntary case under applicable bankruptcy law or shall consent to the filing of any such petition or to the entry of any such order for relief in an involuntary case under any such bankruptcy law, or shall consent to the appointment of or taking possession by a receiver or liquidator or trustee or assignee or custodian or sequestrator (or similar official) in bankruptcy or insolvency of the Advisor or of any substantial part of the Advisor's property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt;

         d) the Advisor passes a resolution for its winding up or dissolution or is ordered dissolved by a court having jurisdiction and such order shall have remained in force undischarged, undismissed or unstayed for a period of ninety (90) consecutive days;

then the Company shall have the right to terminate this Agreement forthwith by
notice in writing to the Advisor.   The Advisor shall be entitled to the fees
described in Section 3.01 pro rated to the date of termination and shall be entitled to reimbursement for the expenses described in Section 3.06 if such expenses were incurred prior to the date of termination.

         4.03 In addition to Section 4.02, this Agreement may be terminated by the Company during its term after the first twelve (12) months of the term hereof upon giving the Advisor not less than sixty (60) days' written notice after:

         a) approval of the termination by two-thirds of the votes cast at a meeting of shareholders called for such purposes;

         b)   approval of other advisory arrangements;

         c) the payment to the Advisor of all amounts owing by the Company to the Advisor to the date of termination; and

         d) the payment to the Advisor of an amount equal to three (3) times the fees paid to the Advisor by the Company pursuant to Section
              3.01 during the twelve (12) month period immediately prior to the date of termination of this Agreement plus an amount equal to the average of the aggregate annual acquisition and disposition fee paid by the Company to the Advisor pursuant to Sections 3.02 and
              3.03 during the three (3) year period immediately prior to the date of termination of this Agreement.

         4.04 If and whenever the Company shall commit a material breach of any of the material terms, covenants or conditions of this Agreement and within thirty (30) days after written notice of such breach is given by the Advisor to the Company, such breach shall not be cured or (except for a monetary default) the Company fails to commence to cure any such breach and continues to use its reasonable best efforts to cure such breach thereafter, the Advisor shall have the right to terminate this Agreement forthwith by notice in writing to the Company. It is expressly understood that the failure by the Company to pay any fees or expenses to the Advisor due and payable hereunder shall be deemed a material breach of this Agreement for the purposes of Section 4.04.

         4.05 The Advisor may not terminate this Agreement during its term other than in accordance with Section 4.04 hereof during any term and shall give the Company not less than six (6) months notice in writing of its intention not to renew this Agreement.

         4.06 The Advisor shall within thirty (30) days after termination or non-renewal deliver to the Company:

         a)   all records, documents and books of account; and

         b) all materials and supplies for which the Advisor has been paid by the Company, which are in the possession or control of the Advisor and relate directly or indirectly to the performance by the Advisor of its obligations under this Agreement, provided, however, that the Advisor may retain notarial or other copies of such records, documents and books of account and the Company shall produce at its head office the originals of such records, documents and books of account whenever reasonably required to do so by the Advisor for the purpose of legal proceedings or dealings with any governmental authorities.

         4.07 Within thirty (30) days following the termination or non-renewal of this Agreement there shall be an accounting between the parties with respect to the monies due by the Company to the Advisor under the terms of this Agreement or any other agreement or instrument entered into in furtherance of this Agreement. The Company shall forthwith pay to the Advisor all monies which shall be owing pursuant to such accounting.

                                      ARTICLE 5
                                     INVESTMENTS

         5.01 The Advisor hereby agrees that all investments of the Company shall at all times conform to and be in accordance with the requirements imposed by law and by the provisions of the constating documents of the Company and, subject to the control of the directors of the Company, with the policies set out in Section 5.02.

         5.02 The Advisor acknowledges that it is the policy of the Company that, subject to the provisions of Section 5.03, the Company will invest its assets in investments which meet the following objectives and criteria:

         a) to achieve stable cashflow for distribution to its shareholders and to maximize share value through the ongoing active management of its assets and through the future acquisition of additional properties. The Company will seek to manage its assets with an emphasis on maintaining stable cashflow through long term leases to creditworthy tenants;

         b) initially, the Company will focus on neighbourhood and community shopping centres. The Company will consider acquiring shopping centres that satisfy a combination of some or all of the following factors set out in this paragraph b). Priority will be given to centres:

         i) with anchor tenants, such as department stores, supermarkets and national retail chains, to ensure the quality of retail services offered by the centre, the quality of its tenants and the desired return on sales;

         ii) which, if combined with the other real property investments of the Company, provide the Company with a diversified tenant base with the anchor tenants accounting for a minimum of sixty percent (60%) of the gross leasable area of the Company's shopping centre portfolio. The anchor tenants should be dominant enough to establish the shopping centre as a destination centre;

         iii) where the average anchor lease extends for a minimum of ten (10) years from the date of acquisition by the Company;

         iv) in a strategic location, in a strong market area with convenient access and visibility to a high traffic area;

         v) with construction materials which are of sufficiently high quality to require no more than industry standard levels of maintenance;

         vi)     with convenient access for both shoppers and tenants;

         vii) where rental rates are on average at or lower than comparable market rates in the area. This is intended to reduce the possibility of losing tenants to other sites and to create the potential to increase rates in the future;

         viii) in a location experiencing above average growth in retail sales, provided that the growth in the retail sector for that area will not outpace economic growth in the area;

         c) potential real property investments should receive favourable environmental and engineering reports;

         d) the Company may participate with other entities in property ownership, through joint ventures or other types of ownership;

         e) the Company will not enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies;

         f) the Company will seek mortgage financing for its real estate investments which is non-recourse to the Company (other than for issues relating to environmental matters, waste to property, frauds or misrepresentations, taxes or other similar assessments, tenant prepayments, condemnation and insurance proceeds, grossly negligent violations of the law and net revenue obligations and other obligations customarily retained in non-recourse financing);

         g) the Company may consider cross-collateralized loans to reduce borrowing costs;

         h) the Company may take on recourse obligations such as lines of credit and loans for property expansion;

         i) the Company will continue to acquire only shopping centres until the aggregate of the acquisition prices of all properties owned by the Company exceeds One Hundred Million Dollars ($100,000,000);

         j) after the initial investment of One Hundred Million Dollars ($100,000,000) in neighbourhood and community shopping centres, the following types of real property investments will also be considered for acquisition by the Company:

         i) the Company will seek to acquire office buildings in urban centres based on location, credit rating of tenants, terms of existing leases and the potential for income growth through the management of leases and for capital appreciation;

         ii) mixed-used commercial properties may be selected for their complementary tenant mix and for their income and capital appreciation potential;

         iii) the Company will seek to acquire multi-tenant investment buildings and major business parks where credit worthy tenants with net leases will be the occupants;

         iv) shopping centres which do not necessarily meet the criteria contained in paragraphs a) through i) will also be considered; and

         k) the Company will not invest in hotels or nursing homes or similar real estate which includes the operation of a business separate and distinct from the operation of income producing property.

         5.03 In accordance with the objectives of the Company and to limit financial and other risks, the Company intends to comply with the following restrictions:

         a) the Company may not make any investment that would result in its ceasing to qualify as a Real Estate Investment Trust (as defined in the U.S. Internal Revenue Code of 1986, as amended);

         b) the Company may not grant or assume a mortgage on any real property if the aggregate outstanding principal amount of the mortgage and of all other mortgages granted or assumed by the Company secured against properties of the Company or against any part thereof exceeds sixty percent (60%) of the greater of:

         i)   aggregate acquisition prices of all properties of the Company;
              and

         ii) the aggregate current fair market value of all properties of the Company based upon independent appraisal;

         c) the Company may not engage in construction or development of real property except to the extent to maintain its properties in good repair, for expansion of an existing property or to otherwise enhance the income producing ability of the properties;

         d) pending investment or reinvestment, cash on hand will be invested in certificates of deposit with terms of less than one (1) year or U.S. government securities (i.e. treasury obligations);

         e) the Company may not invest in mortgages, unless the underlying security is income-producing property or is in the process of being developed as income-producing property, all such mortgages do not exceed ten percent (10%) of the value of all assets of the Company, the mortgage is a first mortgage and the term of the mortgage is five (5) years or less and the amortization period is thirty (30) years or less;

         f) the Company may not invest in any real properties without obtaining an independent third party appraisal, an environmental assessment and an engineering report for each centre;

         g) after the acquisition of the first two (2) properties, the Company may not acquire any single investment in real property if the cost to the Company of such acquisition will exceed (i) after the aggregate acquisition prices of all properties owned by the Company exceeds One Hundred Million Dollars ($100,000,000), twenty-five percent (25%) of the aggregate acquisition prices of all properties inclusive of the proposed investment, and (ii) Twenty-Five Million Dollars ($25,000,000) until the aggregate acquisition prices of all properties owned by the Company inclusive of the proposed investment exceeds One Hundred Million Dollars ($100,000,000);

         h) the Company may not grant or assume a mortgage on any office or industrial property if the aggregate outstanding principal amount of the mortgage and of all other mortgages granted or assumed by the Company secured against its office or industrial properties or any part thereof exceeds fifty percent (50%) of the aggregate acquisition prices of all office and industrial properties of the Company.

         5.04 The board of directors shall determine whether any property meets the policies set out in Section 5.02 and the restrictions set out in
Section 5.02 may be amended by a majority of the board of directors of the Company, such majority to include a majority of those directors of the Company which are independent of the Advisor. The restrictions set out in
Section 5.03 may only be amended by a majority of votes cast at a meeting of shareholders of the Company called for such purposes.

                                      ARTICLE 6
                           POTENTIAL CONFLICTS OF INTEREST

         6.01 The Advisor and its affiliates shall be under no liability to the Company or its subsidiaries, the directors, officers and shareholders of the Company or its subsidiaries, for or as a result of their continuing engagement in the business of investing in and managing real estate in Canada or the United States or for the manner in which they resolve any conflicts of interest deriving therefrom:

         a) if, in any case in which the Advisor or its affiliates have a material interest other than as an advisor, the Advisor has acted in accordance with the procedures outlined in this Agreement and the Prospectus; or

         b) in any case where the Advisor or its affiliates have no material interest other than as an advisor, unless the Advisor or its affiliates have acted in a manner which is dishonest or wilfully or grossly negligent.

         6.02 If the Advisor or any of its affiliates is a party to or has any material interest, including as mortgagees, in connection with any proposed transaction with the Company, disclosure of such interest will be made to the board of directors of the Company.

         6.03 The Advisor and its affiliates shall not directly or indirectly act as advisors or managers of another real estate investment trust without the approval of a majority of the votes cast at a meeting of shareholders of the Company.

         6.04 If the Advisor or any director or officer of the Advisor desires to acquire any real property investment which falls within the Company's then applicable investment policies, the Advisor shall advise the Company in writing with all relevant details thereof and make available to the Company the opportunity to participate in such acquisition on the same terms. The Company shall notify the Advisor in writing within thirty (30) days of first being advised by the Advisor of such acquisition if it wishes to invest in such opportunity, failing which, the Advisor or its directors or officers (as the case may be) shall be entitled to acquire such investment on their own behalf or as intended.

         6.05 Any services to be provided by the Advisor or any of its affiliates to the Company other than specifically provided herein and any fees relating thereto shall require the unanimous approval of the board of directors of the Company. Notwithstanding anything to the contrary contained herein, the Advisor or its affiliates may, without the approval of the Company receive commissions from vendors in connection with real property purchased by the Company and any commission received by the Advisor or its affiliates in excess of one percent (1%) of the acquisition price to the Company shall reduce the fee payable by the Company to the Advisor pursuant to Section 3.03 for the purchase of such real property.

                                      ARTICLE 7
                                     INDEMNITIES

         7.01 The Company shall fully indemnify, save and hold the Advisor harmless from and against any and all claims, demands, actions, suits, losses, costs, charges, damages, liabilities and expenses whatsoever incurred, sustained or suffered by the Advisor, its directors, officers, shareholders, employees and agents arising out of the Advisor's actions pursuant to this Agreement including, without limitation, legal costs on a solicitor and his own client basis, other than liability and expense arising out of the bad faith, gross negligence or wilful misconduct, gross negligence or reckless disregard for its directors of the Advisor or its agents or its employees.

         7.02 The Advisor shall full indemnify, save and hold harmless the Company from and against any and all claims, demands, actions, suits, losses, costs, charges, damages, liabilities or expenses whatsoever including, without limitation, legal costs on a solicitor and his own client basis, incurred, sustained or suffered by the Company, its directors, officers, shareholders, employees and agents arising out of the bad faith, gross negligence or wilful misconduct of the Advisor or its agents or employees.

                                      ARTICLE 8
                              DELEGATION BY THE ADVISOR

         8.01 The Company hereby authorizes the Advisor to delegate its duties and powers by entering into any agreement which the Advisor considers necessary or appropriate in the circumstances with third parties for the purpose of carrying out the Advisor's duties and obligations under this Agreement.

         8.02 The Advisor agrees and acknowledges that any agreement entered into with any party for the purposes set forth in Section 8.01 of this Article shall not in any manner abridge or vary the obligations of the Advisor to the Company pursuant to this Agreement.

                                      ARTICLE 9
                                  ADVISOR'S RELIANCE

         9.01 The Advisor may consult with and rely upon counsel in any case where it appears to the Advisor to be necessary or desirable with respect to its authority and obligations hereunder.

         9.02 The Advisor may rely and act upon any certificates or other instruments or paper believed in good faith by the Advisor to be genuine and to have been signed by any person thereunto duly authorized.

                                      ARTICLE 10
                                       GENERAL

         10.01 Any notice required or permitted to be given shall be in writing and shall be validly given if delivered personally addressed as follows:

    TO THE COMPANY AT:

    7850 Northwest 146 Street
    Suite 308
    Miami Lakes, Florida

    TO THE ADVISOR AT:

    7850 Northwest 146 Street
    Suite 308
    Miami Lakes, Florida

or to such other address as either party shall have communicated in writing as aforesaid to the other.

         10.02 This Agreement shall be subject to and construed in accordance with the laws of the State of Delaware and each of the parties hereby irrevocably attorns to the jurisdictions of the courts thereof.

         10.03 Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any party a partner of the other party to this Agreement in the conduct of any business or otherwise or a member of a joint venture or joint enterprise with the other party to this Agreement. The Advisor shall for all purposes be an independent contractor and not an agent or employee of the Company.

         10.04 Subject to Section 5.04, this Agreement may be amended or altered and any such changes shall only become effective when reduced to writing and signed by both of the parties.

         10.05  Time shall be of the essence of this Agreement.

         10.06 This Agreement shall not be assignable by either party without the written consent of the other party.

         10.07 This Agreement shall enure to the benefit of and be binding upon the parties and their successors and permitted assigns.

         10.08 Terms which are used herein but not defined herein and which are defined in the Prospectus have the respective meanings ascribed thereto in the Prospectus.

    IN WITNESS WHEREOF the parties have signed, sealed and delivered this Agreement on the date first above written.

                   BASIC U.S. REIT, INC.


                   Per:
                        ---------------------------------

                   Per:
                        ---------------------------------

                   BASIC ADVISORS, INC.


                   Per:
                        ---------------------------------

                   Per:
                        ---------------------------------

                                     SCHEDULE "A"

                             PROPERTY MANAGEMENT SERVICES


         1. The furnishing of management services for the economic and efficient operation of each real property of the Company.

         2. The taking of such steps, so far as is possible, in order to comply with all restrictions and obligations, statutory, municipal or otherwise, with respect to each real property of the Company and impose upon the Company or for which the Company may be liable by law.

         3. The planning of the time of moving into and out of each real property of the Company by all tenants, and supervising such activities so that there will be a minimum of disturbance to the operation of each such property and to other tenants in occupancy.

         4. From the date of occupancy of each tenant, the establishment and maintenance on behalf of the Company of any and all necessary liaison with each tenant.

         5. The giving of all notices and statements required to be sent to tenants under all leases affecting each real property and the giving of all other notices necessary to good management of each real property.

         6. The taking of such steps as are reasonable and proper in the circumstances to cause all rent and additional charges to be regularly received at the earliest possible date in accordance with the terms of the respective tenants' leases and the receiving, for the account of the Company, of all such rents and other amounts payable by tenants pursuant to their leases or other contractual obligations.

         7. The obtaining, in accordance with the provisions of leases of each real property, of tenants' sales figures and calculating percentage rentals to be derived therefrom and, where necessary, the causing of inspection of tenants' books to be made, and at the expense of the Company, the causing of audits of the tenants' books to be made where necessary to collect rents or any other charges from the tenants which may be in arrears; the instituting and prosecuting of actions, the evicting of tenants, the recovering of possession of premises occupied by evicted tenants, or which may be abandoned by tenants, the suing for, in the name of the Company, and the recovering of, rents and other sums due and, when expedient, the settling, compromising and releasing of such actions or suits or the reinstating of such tenancies.

         8. The doing or causing to be done, at the expense of the Company., of all such things as are reasonably necessary to enable compliance with all the terms and conditions of the tenants' leases.

         9. The arranging for, supervising and being responsible for all common area maintenance and supervisions within each real property, and all property repairs, maintenance and upkeep, all at the expense of the Company.

         10. The hiring, directing and supervising of, in the name of the property manager as employer, all on-site personnel as may, in the opinion of the property manager, be reasonably required for the proper management and promotion of each real property.

         11. At the Company's expense, the paying of all debt service, carrying charges and other expenses relating to the operation of each real property including, without limitation, realty taxes, mortgage instalments, water rates, light and power rates, merchants' association dues, wages and fuel costs.

         12. The receiving and collecting on behalf of the Company for the account of the Company, of all gross rentals from the real properties and, until disbursed to the Company, the holding of such moneys in trust for the Company.